Exhibit 99.1

ELDORADO RESORTS REPORTS FOURTH QUARTER NET REVENUE OF $671.8 MILLION, AND RECORD

OPERATING INCOME OF $86.7 MILLION, ADJUSTED EBITDA OF $161.3 MILLION AND ADJUSTED

EBITDA AFTER MASTER LEASE PAYMENTS OF $139.4 MILLION

Reno, Nev. (February 27, 2019) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) today reported record operating results for the fourth quarter and full year ended December 31, 2018. As outlined in the tables below, the Company generated 2018 fourth quarter Consolidated Adjusted EBITDA of $161.3 million and Consolidated Adjusted EBITDA, after $21.9 million of Master Lease payments, of $139.4 million.

($ in thousands, except per share data)	Total Net Revenue Three Months Ended December 31,
	2018	2018 Pre-Acquisition	2018 Total	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$136,981	$—	$136,981	$112,756	$26,662	$139,418	(1.7)%
Midwest	95,774	—	95,774	97,587	—	97,587	(1.9)%
South	119,570	—	119,570	109,305	17,741	127,046	(5.9)%
East	200,697	—	200,697	110,113	85,180	195,293	2.8%
Central	118,586	—	118,586	—	119,546	119,546	(0.8)%
Corporate and Other	152	—	152	140	36	176	(13.6)%

Total Net Revenue	$671,760	$—	$671,760	$429,901	$249,165	$679,066	(1.1)%

($ in thousands, except per share data)	Operating Income Three Months Ended December 31,
	2018	2018 Pre-Acquisition	2018 Total	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$20,650	$—	$20,650	$15,518	$2,020	$17,538	17.7%
Midwest	25,084	—	25,084	22,396	—	22,396	12.0%
South	14,752	—	14,752	(28,530)	609	(27,921)	(152.8)%
East	30,799	—	30,799	13,689	(1,725)	11,964	157.4%
Central	21,372	—	21,372	—	22,926	22,926	(6.8)%
Corporate and Other	(25,931)	—	(25,931)	6,683	(5,503)	1,180	(2297.5)%

Total Operating Income	$86,726	$—	$86,726	$29,756	$18,327	$48,083	80.4%

($ in thousands, except per share data)	Adjusted EBITDA Three Months Ended December 31,
	2018	2018 Pre-Acquisition	2018 Total	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$34,572	$—	$34,572	$23,756	$5,117	$28,873	19.7%
Midwest	33,525	—	33,525	30,549	—	30,549	9.7%
South	25,898	—	25,898	23,325	2,810	26,135	(0.9)%
East	43,678	—	43,678	20,404	9,416	29,820	46.5%
Central	33,649	—	33,649	—	28,817	28,817	16.8%
Corporate and Other	(10,043)	—	(10,043)	(7,160)	(4,878)	(12,038)	(16.6)%

Total Adjusted EBITDA (4)	$161,279	$—	$161,279	$90,874	$41,282	$132,156	22.0%

Net (loss) Income	$(120)			$88,938

Basic EPS	$0.00			$1.16

Diluted EPS	$0.00			$1.14

($ in thousands, except per share data)	Total Net Revenue Twelve Months Ended December 31,
	2018	2018 Pre-Acquisition(1)	2018 Total(2)	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$483,532	$87,316	$570,848	$410,319	$158,536	$568,855	0.4%
Midwest	397,008	—	397,008	268,878	142,237	411,115	(3.4)%
South	461,181	51,711	512,892	338,259	211,742	550,001	(6.7)%
East	571,272	287,936	859,208	462,836	387,840	850,676	1.0%
Central	142,485	349,241	491,726	—	471,806	471,806	4.2%
Corporate and Other	529	94	623	506	1,551	2,057	(69.7)%

Total Net Revenue	$2,056,007	$776,298	$2,832,305	$1,480,798	$1,373,712	$2,854,510	(0.8)%

($ in thousands, except per share data)	Operating Income Twelve Months Ended December 31,
	2018	2018 Pre-Acquisition(1)	2018 Total(2)	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$84,548	$13,635	$98,183	$66,108	$22,983	$89,091	10.2%
Midwest	105,809	—	105,809	62,071	34,819	96,890	9.2%
South	64,851	355	65,206	3,680	32,809	36,489	78.7%
East	97,963	46,261	144,224	68,101	79,135	147,236	(2.0)%
Central	24,240	70,105	94,345	—	85,717	85,717	10.1%
Corporate and Other	(67,308)	(52,127)	(119,435)	(105,150)	(28,503)	(133,653)	(10.6)%

Total Operating Income	$310,103	$78,229	$388,332	$94,810	$226,960	$321,770	20.7%

($ in thousands, except per share data)	Adjusted EBITDA Twelve Months Ended December 31,
	2018	2018 Pre-Acquisition(1)	2018 Total(2)	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$126,189	$22,914	$149,103	$93,604	$39,260	$132,864	12.2%
Midwest	139,242	—	139,242	83,471	46,856	130,327	6.8%
South	112,532	6,451	118,983	70,278	47,335	117,613	1.2%
East	131,337	70,864	202,201	99,001	88,557	187,558	7.8%
Central	39,499	93,691	133,190	—	112,788	112,788	18.1%
Corporate and Other	(31,869)	(15,230)	(47,099)	(24,173)	(23,453)	(47,626)	(1.1)%

Total Adjusted EBITDA (4)	$516,930	$178,690	$695,620	$322,181	$311,343	$633,524	9.8%

Net income	$95,235			$73,380

Basic EPS	$1.23			$1.09

Diluted EPS	$1.22			$1.08

(1)

Figures are for Grand Victoria Casino (“GV”) for the period beginning January 1, 2018 and ending August 6, 2018 and for Tropicana Entertainment, Inc. (“TEI”) for the period beginning January 1, 2018 and ending September 30, 2018. Such figures are based on interim financial statements and have not been reviewed by the Company’s auditors.

(2)

Total figures for 2018 include combined results of operations for ERI, TEI and GV and total figures for 2017 include combined results of operations for ERI, GV, TEI and Isle of Capri Casino (“Isle”) for periods preceding the date that ERI acquired GV, TEI and Isle, as applicable. Such presentation does not conform with GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of the operations reported by the Company.

(3)

Figures are for GV and TEI for the three and twelve months ended December 31, 2017 and for Isle for four months ended April 30, 2017. In the case of Isle, such figures were prepared by the Company to reflect Isle’s unaudited consolidated historical net revenues, operating income and Adjusted EBITDA for periods corresponding to ERI’s fiscal quarterly calendar. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.

(4)

Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to operating income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

“Eldorado’s record fourth quarter results marked the conclusion of another active and productive year for the Company. The fourth quarter growth was broad based with Adjusted EBITDA rising at 24 of our 28 properties. Fourth quarter Adjusted EBITDA rose 22.0% to $161.3 million on essentially flat revenues as our initiatives to improve operating efficiencies and margins led to a 450 basis point year-over-year improvement in our consolidated Adjusted EBITDA margin to 24.0%,” said Tom Reeg, Chief Executive Officer of Eldorado.

“In addition to the record financial results we generated over the course of 2018, we undertook a series of actions that we believe will position Eldorado to further enhance shareholder value. First, we continue to benefit from synergies realized from the 2017 Isle of Capri transaction. Our experience in integrating and rationalizing cost structures at acquired properties has resulted in strong and growing contributions from the accretive Grand Victoria Casino and Tropicana Entertainment transactions completed in the 2018 third and fourth quarters, respectively.

“During the year we also established a joint venture with The Cordish Companies to master plan, design and develop a new world-class, mixed-use entertainment and hospitality destination utilizing the significant real estate surrounding our Isle Casino Racing Pompano Park. This joint venture is expected to bring new upscale retail, dining, and entertainment to South Florida and allow us to develop Pompano’s valuable real estate while sharing in the cost to transform the non-casino portion of our South Florida property.

“We also positioned the Company to benefit from the expected expansion of sports wagering and online poker and casino gaming through long term agreements with William Hill and The Stars Group to access our licenses for online sports wagering for real money online gaming and poker operations and, in the case of William Hill, operate our retail sportsbook. In connection with our agreements with William Hill and The Stars Group, we received equity interests in William Hill US, William Hill plc and The Stars Group, and we will also share in revenue generated from betting and online gaming activities. Our partnerships with Cordish, William Hill and The Stars Group are modeled, in part, after our successful joint venture that developed and opened a hotel at Scioto Downs in early 2017 and which has contributed to Scioto’s positive operating results.

“These initiatives exemplify our commitment to enhancing shareholder value through strategic transactions, return-focused property enhancements and opportunistic partnerships to grow free cash flow and further enhance our financial flexibility.”

Return of Capital, Balance Sheet and Liquidity

Pursuant to the Company’s previously-announced $150 million common stock repurchase program, Eldorado repurchased 223,823 shares at an average price of approximately $40.80 per share in the 2018 fourth quarter. The Company has approximately $140.9 million remaining on its current stock repurchase program.

At December 31, 2018, Eldorado had $230.8 million in cash and cash equivalents, excluding restricted cash. Outstanding indebtedness at December 31, 2018 totaled $3.3 billion, including approximately $245.0 million outstanding on the Company’s revolving credit facility. Subsequent to the end of the quarter the Company paid down approximately $150.0 million of its outstanding indebtedness. Capital expenditures in the fourth quarter of 2018 and for the full year totaled $58.3 million and $147.4 million, respectively.

Summary of 2018 Fourth Quarter Region Results

Presque Isle Downs and Casino and Lady Luck Nemacolin are presented as assets held for sale as of December 31, 2018. The property results for Presque Isle Downs and Casino and Lady Luck Nemacolin are included in the results of operations in this press release. The sale of Presque Isle Downs and Casino was completed on January 11, 2019 and the divestiture of Lady Luck Nemacolin is expected to be completed in the current quarter.

West Region (THE ROW, Isle Casino Hotel Black Hawk, Lady Luck Casino Black Hawk, Tropicana Laughlin Hotel and Casino and MontBleu Casino Resort & Spa)

Net revenue for the West Region properties for the quarter ended December 31, 2018 declined approximately 1.7% to $137.0 million compared to $139.4 million in the prior-year period, and operating income rose to $20.7 million from $17.5 million in the year-ago quarter. West Region fourth quarter Adjusted EBITDA increased 19.7% to $34.6 million reflecting an Adjusted EBITDA margin improvement of 450 basis points to 25.2%, compared to Adjusted EBITDA of $28.9 million on an Adjusted EBITDA margin of 20.7% in the prior-year period. Adjusted EBITDA rose year over year at six of the seven West Region properties.

Midwest Region (Isle Casino Waterloo, Isle Casino Bettendorf, Isle of Capri Casino Boonville, Isle Casino Cape Girardeau, Lady Luck Casino Caruthersville and Isle of Capri Casino Kansas City)

Net revenue for the Midwest Region properties for the quarter ended December 31, 2018 decreased approximately 1.9% to $95.8 million compared to $97.6 million in the prior-year period, while operating income rose to $25.1 million from $22.4 million in the year-ago quarter. Midwest Region fourth quarter Adjusted EBITDA rose approximately 9.7% to $33.5 million as the Adjusted EBITDA margin for the segment rose 370 basis points to 35.0%. Adjusted EBITDA was up at all six of the Midwest properties year over year. Adjusted EBITDA for the Midwest Region in the prior-year period was $30.5 million reflecting an Adjusted EBITDA margin of 31.3%.

South Region (Isle Casino Racing Pompano Park, Eldorado Shreveport, Isle of Capri Casino Lula, Lady Luck Casino Vicksburg, Isle of Capri Lake Charles, Trop Casino Greenville and Belle of Baton Rouge Casino & Hotel)

Net revenue for the South Region properties for the quarter ended December 31, 2018 declined approximately 5.9% to $119.6 million compared to $127.0 million in the prior-year period, while operating income (loss) increased to $14.8 million from $(27.9) million in the year-ago quarter. The operating loss for the South Region in the fourth quarter of 2017 includes total impairment charges of $38.0 million, including impairment charges of $13.2 million for Isle of Capri Lake Charles; $24.5 million for Lady Luck Casino Vicksburg; and $0.3 million for Isle of Capri Casino Lula. South Region fourth quarter Adjusted EBITDA declined approximately 0.9% to $25.9 million primarily reflecting the impact from a recently enacted smoking ban on the Belle of Baton Rouge Casino & Hotel and the impact of roadway construction which hampered visitation to the Isle of Capri Lake Charles property. The Adjusted EBITDA margin for the segment rose 110 basis points to 21.7%.

East Region (Presque Isle Downs and Casino, Lady Luck Casino Nemacolin, Eldorado Scioto Downs Racino, Mountaineer Casino, Racetrack and Resort and Tropicana Casino and Resort, Atlantic City)

Net revenue for the East Region properties for the quarter ended December 31, 2018 increased approximately 2.8% to $200.7 million compared to $195.3 million in the prior-year period, while operating income grew to $30.8 million from $12.0 million in the year-ago quarter. East Region fourth quarter Adjusted EBITDA rose 46.5% to $43.7 million compared to Adjusted EBITDA of $29.8 million in the prior-year period as the East Region’s Adjusted EBITDA margin improved 650 basis points to 21.8%.

Central Region (Grand Victoria Casino, Tropicana Evansville and Lumière Place)

Net revenue for the Central Region for the quarter ended December 31, 2018 decreased approximately 0.8% to $118.6 million compared to $119.5 million in the prior-year period, while operating income declined to $21.4 million from $22.9 million in the year-ago quarter. Central Region Adjusted EBITDA for the fourth quarter rose 16.8% to $33.6 million compared to Adjusted EBITDA of $28.8 million in the prior-year period as the Central Region’s Adjusted EBITDA margin improved 430 basis points to 28.4%. Adjusted EBITDA increased at all three Central Region properties.

Reconciliation of GAAP Measures to Non-GAAP Measures

Adjusted EBITDA (defined below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents operating income (loss) before depreciation and amortization, stock-based compensation, transaction expenses, severance expense, selling costs associated with the disposition of properties, proceeds from the terminated sales of Vicksburg and Lake Charles, preopening expenses, business interruption insurance proceeds, real estate tax settlements, other than temporary impairments on investments, impairment charges, equity in income (loss) of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, and other non-cash regulatory gaming assessments. Adjusted EBITDA also excludes the expense associated with our Master Lease with GLPI as the transaction was accounted for as a financing obligation. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (“US GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under our Master Lease and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Fourth Quarter Conference Call

Eldorado will host a conference call at 4:30 p.m. ET today. Senior management will discuss the financial results and host a question and answer session. The dial in number for the audio conference call is 323/794-2094, conference ID 7761541 (domestic and international callers). Participants can also access a live webcast of the call through the “Events & Presentations” section of Eldorado’s website at http://www.eldoradoresorts.com/ and a replay of the webcast will be archived on the site for 90 days following the live event.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty-seven properties in thirteen states, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia. In aggregate, Eldorado’s properties feature approximately 30,000 slot machines and VLTs and approximately 800 table games, and over 12,500 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. Such risks, uncertainties and other important factors include, but are not limited to: Eldorado’s ability to promptly and effectively integrate the operations of Tropicana and Grand Victoria and realize synergies resulting from the combined operations; the possibility that sports book, online and mobile betting and gaming are not approved in various jurisdictions, or, to the extent that such gaming activities are approved, the market for such gaming does not develop as anticipated; our substantial indebtedness and obligations under our Master Lease and the impact of such obligations on our operations and liquidity; our ability to identify and execute acquisition and development opportunities; risks relating to construction, development and expansion opportunities, including the ability of our joint venture to plan, finance and receive required approvals to develop our Pompano real estate on terms that we find acceptable, or at all; competition; sensitivity of our operations to reductions in discretionary consumer spending and changes in general economic and market conditions; governmental regulations, including risk relating to obtaining and maintaining required licenses, approvals and permits necessary for the operation of online and mobile betting and gaming, and increases in gaming taxes and fees in jurisdictions in which we operate; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:
Thomas Reeg	Joseph N. Jaffoni, Richard Land
Chief Executive Officer	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

- tables follow -

ELDORADO RESORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
REVENUES:
Casino	$488,944	$320,329	$1,534,954	$1,085,014
Pari-mutuel commissions	4,029	4,154	18,437	14,013
Food and beverage	82,688	56,580	247,332	198,246
Hotel	69,351	33,793	183,798	133,338
Other	26,748	15,045	71,486	50,187

Net revenues	671,760	429,901	2,056,007	1,480,798

EXPENSES:
Casino	226,043	158,427	732,580	547,438
Pari-mutuel commissions	3,688	3,758	16,709	13,651
Food and beverage	67,691	49,807	202,618	169,848
Hotel	24,830	13,712	65,009	50,575
Other	13,646	9,453	38,676	32,156
Marketing and promotions	39,906	25,076	106,161	83,174
General and administrative	126,053	72,702	349,598	241,037
Corporate	13,615	9,005	46,632	30,739
Impairment charges	—	38,016	13,602	38,016
Depreciation and amortization	58,224	36,255	157,429	105,891

Total operating expenses	573,696	416,211	1,729,014	1,312,525
Loss on sale or disposal of property and equipment	(441)	(267)	(835)	(319)
Proceeds from terminated sales	—	20,000	5,000	20,000
Transaction expenses	(10,800)	(3,605)	(20,842)	(92,777)
Loss from unconsolidated affiliates	(97)	(62)	(213)	(367)

Operating income	86,726	29,756	310,103	94,810

OTHER EXPENSE:
Interest expense, net	(75,154)	(30,389)	(171,732)	(99,769)
Loss on early retirement of debt, net	—	(1,083)	(162)	(38,430)
Unrealized loss on restricted investment	(2,587)	—	(2,587)	—

Total other expense	(77,741)	(31,472)	(174,481)	(138,199)

Net income (loss) before income taxes	8,985	(1,716)	135,622	(43,389)
(Provision) benefit for income taxes	(9,105)	90,654	(40,387)	116,769

Net (loss) income	$(120)	$88,938	$95,235	$73,380

Net (loss) income per share of common stock:
Basic	$0.00	$1.16	$1.23	$1.09

Diluted	$0.00	$1.14	$1.22	$1.08

Weighted average basic shares outstanding	77,503,732	76,961,015	77,458,902	67,133,531

Weighted average diluted shares outstanding	77,503,732	77,998,742	78,282,101	68,102,814

1.

The prior period presentation has been adjusted for the adoption of Accounting Standards Codification (ASC) No. 606 “Revenue from Contracts with Customers” effective January 1, 2018 utilizing the full retrospective transition method.

ELDORADO RESORTS, INC.

SUMMARY INFORMATION AND RECONCILIATION OF

OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

($ in thousands)

	Three Months Ended December 31, 2018
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (5)	Other (6)	Adjusted EBITDA
West	$20,650	$13,084	$—	$—	$838	$34,572
Midwest	25,084	8,430	15	—	(4)	33,525
South	14,752	11,014	9	—	123	25,898
East	30,799	12,660	2	—	217	43,678
Central	21,372	11,368	—	—	909	33,649
Corporate	(25,931)	1,668	3,412	10,800	8	(10,043)

Total	$86,726	$58,224	$3,438	$10,800	$2,091	$161,279

	Three Months Ended December 31, 2017
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (5)	Other (7)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$15,518	$8,082	$63	$—	$93	$23,756
Midwest	22,396	8,036	57	—	60	30,549
South	(28,530)	12,659	37	—	39,159	23,325
East	13,689	6,632	5	—	78	20,404
Central	—	—	—	—	—	—
Corporate	6,683	846	1,706	3,605	(20,000)	(7,160)

Total Excluding Pre-Acquisition	$29,756	$36,255	$1,868	$3,605	$19,390	$90,874

Pre-Acquisition (3):
West	$2,020	$3,091	$—	$—	$6	$5,117
Midwest	—	—	—	—	—	—
South	609	2,179	—	—	22	2,810
East	(1,725)	7,299	—	—	3,842	9,416
Central	22,926	7,971	—	—	(2,080)	28,817
Corporate	(5,503)	625	—	—	—	(4,878)

Total Pre-Acquisition	$18,327	$21,165	$—	$—	$1,790	$41,282

Including Pre-Acquisition:
West	$17,538	$11,173	$63	$—	$99	$28,873
Midwest	22,396	8,036	57	—	60	30,549
South	(27,921)	14,838	37	—	39,181	26,135
East	11,964	13,931	5	—	3,920	29,820
Central	22,926	7,971	—	—	(2,080)	28,817
Corporate	1,180	1,471	1,706	3,605	(20,000)	(12,038)

Total Including Pre-Acquisition (4)	$48,083	$57,420	$1,868	$3,605	$21,180	$132,156

	Twelve Months Ended December 31, 2018
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (5)	Other (6)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$84,548	$40,131	$(32)	$—	$1,542	$126,189
Midwest	105,809	33,083	106	—	244	139,242
South	64,851	37,357	59	—	10,265	112,532
East	97,963	27,913	14	—	5,447	131,337
Central	24,240	13,583	—	—	1,676	39,499
Corporate	(67,308)	5,362	12,937	20,842	(3,702)	(31,869)

Total Excluding Pre-Acquisition	$310,103	$157,429	$13,084	$20,842	$15,472	$516,930

Pre-Acquisition (1):
West	$13,635	$9,271	$—	$—	$8	$22,914
Midwest	—	—	—	—	—	—
South	355	6,076	—	—	20	6,451
East	46,261	24,444	—	—	159	70,864
Central	70,105	22,939	—	—	647	93,691
Corporate	(52,127)	1,537	—	4,259	31,101	(15,230)

Total Pre-Acquisition	$78,229	$64,267	$—	$4,259	$31,935	$178,690

Including Pre-Acquisition:
West	$98,183	$49,402	$(32)	$—	$1,550	$149,103
Midwest	105,809	33,083	106	—	244	139,242
South	65,206	43,433	59	—	10,285	118,983
East	144,224	52,357	14	—	5,606	202,201
Central	94,345	36,522	—	—	2,323	133,190
Corporate	(119,435)	6,899	12,937	25,101	27,399	(47,099)

Total Including Pre-Acquisition (2)	$388,332	$221,696	$13,084	$25,101	$47,407	$695,620

	Twelve Months Ended December 31, 2017
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (5)	Other (7)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$66,108	$26,950	$182	$—	$364	$93,604
Midwest	62,071	20,997	210	—	193	83,471
South	3,680	25,307	147	—	41,144	70,278
East	68,101	30,517	14	—	369	99,001
Central	—	—	—	—	—	—
Corporate	(105,150)	2,120	5,769	92,777	(19,689)	(24,173)

Total Excluding Pre-Acquisition	$94,810	$105,891	$6,322	$92,777	$22,381	$322,181

Pre-Acquisition (3):
West	$22,983	$16,261	$8	$—	$8	$39,260
Midwest	34,819	11,952	51	—	34	46,856
South	32,809	14,343	35	—	148	47,335
East	79,135	28,818	—	—	(19,396)	88,557
Central	85,717	30,299	—	—	(3,228)	112,788
Corporate	(28,503)	2,576	1,631	286	557	(23,453)

Total Pre-Acquisition	$226,960	$104,249	$1,725	$286	$(21,877)	$311,343

Including Pre-Acquisition:
West	$89,091	$43,211	$190	$—	$372	$132,864
Midwest	96,890	32,949	261	—	227	130,327
South	36,489	39,650	182	—	41,292	117,613
East	147,236	59,335	14	—	(19,027)	187,558
Central	85,717	30,299	—	—	(3,228)	112,788
Corporate	(133,653)	4,696	7,400	93,063	(19,132)	(47,626)

Total Including Pre-Acquisition (4)	$321,770	$210,140	$8,047	$93,063	$504	$633,524

(1)

Figures are for Tropicana for the nine months ended September 30, 2018 and for Elgin for the period beginning January 1, 2018 and ending August 6, 2018. Such figures are based on internal financial statements and have not been reviewed by the Company’s auditors.

(2)

Total figures for the year ended December 31, 2018 include combined results of operations for TEI, GV and the Company for periods preceding the date that the Company acquired Tropicana and Elgin. Such presentation is unaudited and does not conform with GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

(3)

For the twelve months ended December 31, 2017, figures are for TEI and GV for the year ended December 31, 2017 and for Isle for the four months ended April 30, 2017. For the three months ended December 31, 2017, figures are for TEI and GV for the three months ended December 31, 2017. The Isle figures were prepared by the Company to reflect Isle’s unaudited consolidated historical operating revenues, operating income and Adjusted EBITDA for periods corresponding to the Company’s fiscal calendar. Such figures are based on the unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.

(4)

Total figures for the year ended December 31, 2017 include combined results of operations for TEI, GV, Isle and the Company for periods preceding the dates that the Company acquired TEI, GV and Isle. Total figures for three months ended December 31, 2017 include combined results of operations for TEI, GV and the Company for periods preceding the dates that the Company acquired TEI and GV. Such presentation does not conform with GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

(5)

Transaction expenses represent costs related to the acquisition of Isle for the year ended December 31, 2017 and costs related to the acquisition of TEI, GV and Isle for the year ended December 31, 2018.

(6)

Other, for the year ended December 31, 2018, is comprised of severance expense, gain (loss) on the sale or disposal of property and equipment, equity in income (loss) of an unconsolidated affiliate, preopening expenses at Tropicana Casino and Resort, Atlantic City (“Trop AC”), impairment charges at Vicksburg and Nemacolin, proceeds from the terminated sale of Vicksburg, other non-cash regulatory gaming assessments and selling costs associated with the dispositions of Presque Isle Downs, Nemacolin, the terminated sale of Vicksburg and the purchase of TEI and GV.

(7)

Other, for the year ended December 31, 2017, is comprised of severance expense, gain (loss) on the sale or disposal of property and equipment, equity in income (loss) of an unconsolidated affiliate, preopening expenses at Evansville, business interruption insurance proceeds received at Lumière, proceeds from a real estate tax settlement at Trop AC, impairment charges recorded at Lake Charles, Lula and Vicksburg, proceeds from the terminated sale of Vicksburg, non-cash regulatory gaming assessments, selling costs associated with the terminated sale of Lake Charles, proceeds from the terminated sale of Lake Charles and a permanent impairment of investments held by Trop AC.

Reconciliation of Adjusted EBITDA to Adjusted EBITDA after Master Lease Payments

	Three Months ended December 31, 2018	Twelve Months ended December 31, 2018
Adjusted EBITDA	$161,279	$695,620
Less: Master Lease Payments (1)	(21,910)	(21,910)

Adjusted EBITDA after Master Lease Payments	$139,369	$673,710

(1)

In conjunction with the Tropicana Acquisition, we began reporting Adjusted EBITDA after Master Lease Payments. Master Lease Payments represents cash rent payments to GLPI associated with the triple net operating lease entered into on October 1, 2018. Total interest expense related to the Master Lease was $24.4 million for the period from October 1, 2018 to December 31, 2018. For the initial periods of the Master Lease, cash payments are less than the interest expense recognized due to the accounting treatment of the failed sale-leaseback obligation. The pro forma adjusted revenue to rent ratio (as defined in the Master Lease Agreement) for the properties in the aggregate totaled 2.0:1.0 for the twelve months ended December 31, 2018.